                                                                    Exhibit 99.1


                                                                    News Release


                 [LETTERHEAD OF AMERISOURCEBERGEN CORPORATION]


Contact:   Michael N. Kilpatric
           610-727-7118
           mkilpatric@amerisource.com

           AMERISOURCEBERGEN REPORTS RECORD EARNINGS PER SHARE BEFORE
               SPECIAL CHARGES OF $.88 FOR THE SEPTEMBER QUARTER
             AND $3.29, A 42 PERCENT INCREASE, FOR FISCAL YEAR 2002

         Company Moved Quickly To Maximize Benefits Of Year-Ago Merger

VALLEY FORGE, PA, November 5, 2002 -- AmerisourceBergen Corporation (NYSE:ABC) today reported record results for its fiscal fourth quarter and fiscal year ended September 30, 2002.

Fiscal Fourth Quarter Highlights

     . Record diluted earnings per share of $.88 before special charges.

     . Record operating revenue of $10.4 billion, up 14 percent, pro forma.

     . Operating margin of 1.91 percent, up 12 basis points, pro forma.

     . Return On Committed Capital (ROCC) of 25.5 percent.

Fiscal 2002 Highlights

     . Record diluted earnings per share of $3.29 before special charges.

     . Record operating revenue of $40.2 billion, up 16 percent, pro forma.

     . Cost saving synergies captured ahead of schedule.

     . Consolidated seven distribution centers and two specialty operations.

     . Cash flow from operations of more than $500 million.

     "This was an exceptional year at AmerisourceBergen," said R. David Yost, AmerisourceBergen's Chief Executive Officer. "During fiscal 2002, we successfully merged two great companies and created the industry leader in the pharmaceutical supply channel; a Company with the scale and dedication to maximize shareholder value, deliver the highest customer service, and provide new and innovative solutions to suppliers and customers in the channel.

     "Our success is a reflection of the dedication and hard work of our associates. They made it happen on the firing line. The financial result was a more than 40 percent increase in earnings per share and $40 billion in revenue for the year. Combined with our 25.5 percent ROCC, we exceeded our key financial goals.

     "From the beginning, it has not been about being the biggest, but the best. In one year, we have laid a solid foundation, and we have only begun to tap the potential of AmerisourceBergen. With our number one position in the market, a growing array of services and products, and a commitment to maximize our synergy opportunities, we remain dedicated to increasing value for our shareholders, customers, suppliers and associates." Discussion of Results

          AmeriSource Health Corporation and Bergen Brunswig Corporation merged on August 29, 2001 to form AmerisourceBergen Corporation. Under purchase accounting rules, AmerisourceBergen's fiscal 2002 fourth quarter and annual results are compared with the fiscal 2001 historical fourth quarter and yearly results which encompass the full year of former AmeriSource and approximately one month of former Bergen. Pro forma data included in this news release refers to the combined predecessor companies' operating results in the previous year's fourth quarter and fiscal year, adjusted to eliminate amortization of goodwill and merger-related special charges. Both former companies had the same fiscal year ending September 30.

          Diluted earnings per share before special charges for the fourth quarter of fiscal 2002 were $0.88, a 38 percent increase over the prior year's fourth quarter. Income before special charges for the fourth quarter of fiscal 2002 increased to $97.3 million from $47.2 million in the same period last year. Special charges, consisting of merger integration costs, were $2.3 million, net of tax, in the quarter. Net income and diluted earnings per share for the quarter were $95.0 million and $0.86, respectively.

          AmerisourceBergen's operating revenue, which excludes bulk deliveries to customer warehouses, was $10.4 billion in the fourth quarter of fiscal 2002 compared to $5.5 billion for the same period last year. Fiscal 2002 fourth quarter operating revenue increased 14 percent over fiscal 2001 fourth quarter pro forma operating revenue of $9.1 billion.

          For the 2002 fiscal year, diluted earnings per share before special charges were $3.29, a 42 percent increase over the prior year. Income before special charges for the year increased to $359.6 million from $137.0 million last year. Special charges, consisting of merger integration costs, were $14.6 million, net of tax, in fiscal year 2002. Operating revenue for the fiscal year ended September 30, 2002 was $40.2 billion compared to $15.8 billion in the prior year, and represents a 16 percent increase over pro forma operating revenue of $34.6 billion in fiscal year 2001. Net income and diluted earnings per share for the 2002 fiscal year were $344.9 million and $3.16, respectively.

          The following discussion of results, including segment data, does not include the impact of special charges.

          "In the fiscal 2002 fourth quarter, our outstanding performance was driven by our continual focus on customer service, synergy cost savings ahead of internal expectations, and strong working capital management," said Kurt J. Hilzinger, AmerisourceBergen President and Chief Operating Officer. "The result was a double digit expansion in operating margin, record earnings per share and a ROCC of 25.5 percent.

          "In pharmaceutical distribution we consolidated four distribution centers in the September quarter bringing the total number of consolidations in the fiscal year to seven, in line with the schedule we set at the beginning of the fiscal year. Our new generic pharmaceutical program, PROGenerics(TM), also contributed to the quarter's strong performance.

          "With the integration of the key functional areas now nearly complete, in fiscal 2003 we will continue to work toward building our new distribution network and introducing new offerings to our customers in the pharmaceutical supply channel. We expect to consolidate six larger distribution centers in the coming fiscal year as well as begin building a number of new facilities and expanding others. Retail and institutional customers will see new programs to solve challenges such as staffing shortages, cost constraints and dispensing accuracy.

          "In our PharMerica segment, strong revenue growth in the fiscal 2002 fourth quarter of 14 percent, pro forma, reflects continued solid performance by PharMerica's workers' compensation business, as well as improved growth in the long-term care business," said Hilzinger. "The favorable impact of a single information technology platform, continued receivable and operating discipline, and the positive impact of the new generic pharmaceutical program, drove PharMerica's performance in the quarter."

Segment Review

          AmerisourceBergen operates in two segments: Pharmaceutical Distribution (which includes the AmerisourceBergen Drug Company and AmerisourceBergen Specialty Group operations) and PharMerica (which includes the institutional pharmacy and workers' compensation fulfillment businesses). Intersegment sales of $201.2 million in the fourth quarter of fiscal 2002 from AmerisourceBergen Drug Company to PharMerica, which are included in the Pharmaceutical Distribution segment operating revenue, are eliminated for consolidated reporting purposes.

Pharmaceutical Distribution Segment

          Operating revenue in the fourth quarter of fiscal 2002 increased to $10.2 billion compared with $5.5 billion in the previous year's fourth quarter. Operating revenue increased 14 percent over fiscal 2001 fourth quarter pro forma revenue of $8.9 billion.

          Pharmaceutical Distribution customer mix in the fourth quarter of fiscal 2002 was 54 percent institutional and 46 percent retail, and for fiscal year 2002 the mix was 53 percent institutional and 47 percent retail. Both customer groups had double-digit growth in the quarter and year.

          Operating income was $174.6 million in the fourth quarter of fiscal 2002, up from $94.8 million for the same quarter last year, and improved 22 percent compared to pro forma operating income of $143.2 million in the same period last year. For the fiscal 2002 fourth quarter, operating income as a percentage of operating revenue was 1.72 percent, an 11 basis point improvement from the prior year's fourth quarter on a pro forma basis. Lower gross margins, which reflect the Company's customer mix and the competitive environment, were more than offset by lower total operating expenses as a percentage of operating revenue.

          Total operating expenses as a percentage of operating revenue in the fiscal 2002 fourth quarter were 2.20 percent, a 31 basis point improvement over the same quarter last year on a pro forma basis driven by synergy cost savings, customer mix and operating leverage.

          AmerisourceBergen Specialty Group, with annualized revenue of more than $2.5 billion, continued its strong quarterly performance, building significant positions in oncology, blood plasma, injectables and vaccine distribution as well as growing its manufacturing services business.

PharMerica

          PharMerica's operating revenue for the fourth quarter of fiscal 2002 increased to $386.1 million from $116.7 million in the previous year's fourth quarter. Operating revenue in the quarter increased 14 percent over pro forma operating revenue of $338.1 million in the same period last year.

          Operating income for the fourth quarter of fiscal 2002 was $22.9 million up from $6.5 million for the same quarter last year, and improved 22 percent over the prior year's pro forma fourth quarter operating income of $18.7 million. Operating income as a percentage of operating revenue increased 40 basis points in the quarter ended September 30, 2002 to 5.92 percent from 5.52 percent on a pro forma basis in the prior year.

Looking Ahead

          "For fiscal 2003, we expect another year of strong performance with earnings per share growth of 20 percent excluding special charges, ROCC well ahead of our 20 percent long-term target, and revenue growth in line with projected market growth of 11 percent to 14 percent," said Yost. "We remain confident in our ability to achieve annual cost saving synergies of $150 million by the end of fiscal year 2004, followed by additional synergy capture through completion of our distribution network."

Conference Call

          The Company will host a conference call to discuss the results at 11:00 a.m. Eastern Standard Time on November 5, 2002. Participating in the conference call will be: R. David Yost, Chief Executive Officer; Kurt J. Hilzinger, President & Chief Operating Officer; and Michael D. DiCandilo, Senior Vice President & Chief Financial Officer.

To access the live conference call via telephone:

Dial in: 877-777-1972 from inside the U.S. no access code required or 612-332-7515 from outside the U.S. no access code required.

To access the live webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.net.

A replay of the telephone call and webcast will be available from 4:15 p.m. November 5, 2002 until 11:59 p.m. November 12, 2002.

To access the replay via telephone:

Dial in: 800-475-6701 from within the U.S., access code: 654935 320-365-3844 from outside the U.S., access code: 654935

To access the archived webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.net.

About AmerisourceBergen

          AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is the leading distributor of pharmaceutical products and services to the hospital systems and acute care market, alternate care facilities, independent community pharmacies, and regional chain pharmacies. The Company is also a leader in the institutional pharmacy marketplace. With more than $40 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people serving over 25,000 customers.

Forward-Looking Statements

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the businesses of AmeriSource and Bergen Brunswig will not be integrated successfully; failure to obtain and retain expected synergies; and other economic, business, competitive and/or regulatory factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2001, its Quarterly Reports on Form 10-Q for fiscal 2002, and the joint proxy statement-prospectus for the merger filed on August 1, 2001.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements whether as a result of new information, future events or otherwise.

                                      ###

                         AMERISOURCEBERGEN CORPORATION
                               FINANCIAL SUMMARY
                     (In thousands, except per share data)
                                  (unaudited)

                                                       Three                            Three
                                                    Months Ended        % of          Months Ended        % of
                                                    September 30,     Operating       September 30,     Operating        %
                                                        2002           Revenue            2001           Revenue       Change
                                                    -------------   -------------     -------------   -------------  -----------
Revenue:
    Operating revenue                                 $10,357,502         100.00%       $5,516,347          100.00%          88%
    Bulk deliveries to customer warehouses              1,243,418                          367,884
                                                    -------------                    -------------
Total revenue                                          11,600,920                        5,884,231

Cost of goods sold                                     11,072,301                        5,617,654                           97%
                                                    -------------                    -------------

Gross profit                                              528,619           5.10%          266,577            4.83%          98%

Operating expenses:
    Distribution, selling and administrative              314,184           3.03%          156,103            2.83%         101%
    Depreciation and amortization                          16,962           0.16%            9,209            0.17%          84%
    Facility consolidations and employee severance              -           0.00%           10,912            0.20%        -100%
    Merger costs                                            3,859           0.04%           12,206            0.22%         -68%
    Environmental remediation                                   -           0.00%           (2,716)          -0.05%        -100%
                                                    -------------                    -------------

Operating income                                          193,614           1.87%           80,863            1.47%         139%

Equity in losses of affiliates and other                    4,460           0.04%            6,285            0.11%         -29%

Interest expense                                           31,663           0.31%           17,823            0.32%          78%
                                                    -------------                    -------------

Income before taxes                                       157,491           1.52%           56,755            1.03%         177%

Income taxes                                               62,531           0.60%           22,172            0.40%         182%
                                                    -------------                    -------------

Net income                                            $    94,960           0.92%       $   34,583            0.63%         175%
                                                    =============                    =============


Earnings per share:
    Basic                                             $      0.89                       $     0.49
    Diluted                                           $      0.86                       $     0.48

Weighted average common shares outstanding:

    Basic                                                 106,225                           70,628
    Diluted                                               113,134                           77,613

Pro forma results excluding merger costs in the three months ended September 30, 2002 and merger costs and costs related to facility consolidations and employee severance and environmental remediation included in the three months ended September 30, 2001:

Operating income                                      $   197,473                       $  101,265
Net income                                            $    97,287                       $   47,230

Earnings per share:
    Basic                                             $      0.92                       $     0.67
    Diluted                                           $      0.88                       $     0.64

                          AMERISOURCEBERGEN CORPORATION
                                FINANCIAL SUMMARY
                      (In thousands, except per share data)
                                   (unaudited)

                                                       Fiscal                           Fiscal
                                                     Year Ended        % of            Year Ended        % of
                                                    September 30,     Operating       September 30,     Operating        %
                                                        2002           Revenue            2001           Revenue       Change
                                                    -------------   -------------     -------------   -------------  -----------
Revenue:
    Operating revenue                                 $40,240,714         100.00%       $15,822,635         100.00%         154%
    Bulk deliveries to customer warehouses              4,994,080                           368,718
                                                    -------------                     -------------
Total revenue                                          45,234,794                        16,191,353

Cost of goods sold                                     43,210,320                        15,491,235                         179%
                                                    -------------                     -------------

Gross profit                                            2,024,474           5.03%           700,118           4.42%         189%

Operating expenses:
    Distribution, selling and administrative            1,220,651           3.03%           397,848           2.51%         207%
    Depreciation and amortization                          61,151           0.15%            21,589           0.14%         183%
    Facility consolidations and employee severance              -           0.00%            10,912           0.07%        -100%
    Merger costs                                           24,244           0.06%            13,109           0.08%          85%
    Environmental remediation                                   -           0.00%            (2,716)         -0.02%        -100%
                                                    -------------                     -------------

Operating income                                          718,428           1.79%           259,376           1.64%         177%

Equity in losses of affiliates and other                    5,647           0.01%            10,866           0.07%         -48%

Interest expense                                          140,734           0.35%            47,853           0.30%         194%
                                                    -------------                     -------------

Income before taxes                                       572,047           1.42%           200,657           1.27%         185%

Income taxes                                              227,106           0.56%            76,861           0.49%         195%
                                                    -------------                     -------------

Net income                                            $   344,941           0.86%       $   123,796           0.78%         179%
                                                    =============                     =============

Earnings per share:
    Basic                                             $      3.29                       $     2.16
    Diluted                                           $      3.16                       $     2.10

Weighted average common shares outstanding:

    Basic                                                 104,935                           57,185
    Diluted                                               112,228                           62,807


Pro forma results excluding merger costs in the year ended September 30, 2002 and merger costs and costs related to facility consolidations and employee severance and environmental remediation included in the year ended September 30, 2001:

Operating income                                      $   742,672                       $  280,681
Net income                                            $   359,560                       $  137,003

Earnings per share:
    Basic                                             $      3.43                       $     2.40
    Diluted                                           $      3.29                       $     2.31

                          AMERISOURCEBERGEN CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                     ASSETS

                                                                      September 30,     September 30,          $
                                                                          2002              2001            Change
                                                                      -------------     -------------     ----------
Current assets:
    Cash and cash equivalents                                           $   663,340       $   297,626      $ 365,714
    Accounts receivable, net                                              2,222,156         2,142,663         79,493
    Merchandise inventories                                               5,437,878         5,056,257        381,621
    Prepaid expenses and other                                               26,263            15,956         10,307
                                                                      -------------     -------------     ----------
       Total current assets                                               8,349,637         7,512,502        837,135

Long-term assets                                                          2,863,375         2,778,743         84,632
                                                                      -------------     -------------     ----------
       Total assets                                                     $11,213,012       $10,291,245      $ 921,767
                                                                      =============     =============     ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                     $5,367,837       $ 4,991,884      $ 375,953
    Current portion of long-term debt                                        60,819             2,468         58,351
    Other current liabilities                                               670,861           538,101        132,760
                                                                      -------------     -------------     ----------
       Total current liabilities                                          6,099,517         5,532,453        567,064

Long-term debt, less current portion                                      1,756,494         1,871,911       (115,417)

Other liabilities                                                            40,663            48,317         (7,654)

Stockholders' equity                                                      3,316,338         2,838,564        477,774
                                                                      -------------     -------------     ----------

       Total liabilities and stockholders' equity                       $11,213,012       $10,291,245      $ 921,767
                                                                      =============     =============     ==========

                          AMERISOURCEBERGEN CORPORATION
                           SUMMARY SEGMENT INFORMATION
                             (dollars in thousands)
                                   (unaudited)

                                                                        Three Months Ended September 30,
                                               -------------------------------------------------------------------------------------
                                                        Actual         Actual         Pro forma          Actual %      Pro forma %
Operating Revenue                                        2002           2001           2001 (1)           Change         Change
--------------------------                     -------------------------------------------------------------------------------------
Pharmaceutical Distribution                           $10,172,674      $5,463,754       $8,885,145            86%              14%
PharMerica                                                386,061         116,719          338,135           231%              14%
Intersegment Eliminations                                (201,233)        (64,126)        (170,596)          214%              18%
                                               ------------------     -----------    -------------

    Operating revenue                                 $10,357,502      $5,516,347       $9,052,684            88%              14%
                                               ==================     ===========    =============

                                                                       Three Months Ended September 30,
                                               -------------------------------------------------------------------------------------
                                                        Actual        Actual         Pro forma          Actual %       Pro forma %
Operating Income (2)                                     2002          2001           2001 (1)           Change          Change
--------------------------                     -------------------------------------------------------------------------------------
Pharmaceutical Distribution                           $   174,622      $   94,793       $  143,197            84%              22%
PharMerica                                                 22,851           6,472           18,679           253%              22%
                                               ------------------     -----------    -------------

    Operating income                                  $   197,473      $  101,265       $  161,876            95%              22%
                                               ==================     ===========    =============



Percentages of operating revenue (2):

Pharmaceutical Distribution
    Gross profit                                             3.92%           4.15%            4.12%
    Operating expenses                                       2.20%           2.42%            2.51%
    Operating income                                         1.72%           1.73%            1.61%

PharMerica
    Gross profit                                            33.71%          34.06%           34.51%
    Operating expenses                                      27.79%          28.51%           28.99%
    Operating income                                         5.92%           5.55%            5.52%

AmerisourceBergen Corporation
    Gross profit                                             5.10%           4.83%            5.33%
    Operating expenses                                       3.20%           3.00%            3.54%
    Operating income                                         1.91%           1.84%            1.79%

(1) Represents the combination of AmerisourceBergen Corporation's financial information for the quarter ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from July 1, 2001 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).

(2) Excludes merger costs in the three months ended September 30, 2002 and merger costs and costs related to facility consolidations and employee severance and environmental remediation included in the three months ended September 30, 2001.

                          AMERISOURCEBERGEN CORPORATION
                           SUMMARY SEGMENT INFORMATION
                             (dollars in thousands)
                                   (unaudited)

                                                                        Fiscal Year Ended September 30,
                                               -------------------------------------------------------------------------------------
                                                        Actual         Actual         Pro forma          Actual %      Pro forma %
Operating Revenue                                        2002           2001           2001 (1)           Change         Change
--------------------------                     -------------------------------------------------------------------------------------
Pharmaceutical Distribution                           $39,539,858     $15,770,042      $33,985,611           151%              16%
PharMerica                                              1,475,028         116,719        1,350,008          1164%               9%
Intersegment Eliminations                                (774,172)        (64,126)        (736,309)         1107%               5%
                                               ------------------     -----------    -------------

    Operating revenue                                 $40,240,714     $15,822,635      $34,599,310           154%              16%
                                               ==================     ===========    =============


                                                                        Fiscal Year Ended September 30,
                                               -------------------------------------------------------------------------------------
                                                        Actual         Actual         Pro forma          Actual %      Pro forma %
Operating Income (2)                                     2002           2001           2001 (1)           Change         Change
--------------------------                     -------------------------------------------------------------------------------------
Pharmaceutical Distribution                           $   659,208     $   274,209      $   551,827           140%              19%
PharMerica                                                 83,464           6,472           68,856          1190%              21%
                                               ------------------     -----------    -------------

    Operating income                                  $   742,672     $   280,681      $   620,683           165%              20%
                                               ==================     ===========    =============




Percentages of operating revenue (2):

Pharmaceutical Distribution
    Gross profit                                             3.87%           4.19%            4.13%
    Operating expenses                                       2.20%           2.45%            2.51%
    Operating income                                         1.67%           1.74%            1.62%

PharMerica
    Gross profit                                            33.49%          34.06%           35.24%
    Operating expenses                                      27.83%          28.51%           30.14%
    Operating income                                         5.66%           5.55%            5.10%

AmerisourceBergen Corporation
    Gross profit                                             5.03%           4.42%            5.44%
    Operating expenses                                       3.19%           2.65%            3.64%
    Operating income                                         1.85%           1.77%            1.79%

(1) Represents the combination of AmerisourceBergen Corporation's previously reported financial information for the fiscal year ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from October 1, 2000 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).

(2) Excludes merger costs in the year ended September 30, 2002 and merger costs and costs related to facility consolidations and employee severance and environmental remediation included in the year ended September 30, 2001.

                          AMERISOURCEBERGEN CORPORATION
                               EARNINGS PER SHARE
                      (In thousands, except per share data)
                                   (unaudited)

Basic earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the periods presented. Diluted earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period plus the dilutive effect of stock options. Additionally, the diluted earnings per share calculation considers the convertible subordinated notes as if converted and, therefore, the effect of interest expense related to those notes is added back to net income in determining income available to common stockholders.

                                                                              Three months ended     Fiscal year ended
                                                                                September 30,           September 30,
                                                                               2002        2001      2002         2001
                                                                             --------    --------  --------    ---------
Net income                                                                   $ 94,960    $ 34,583  $344,941    $ 123,796
Interest expense - convertible subordinated notes, net of income taxes          2,481       2,513     9,923        8,112
                                                                             --------    --------  --------    ---------
Income available to common stockholders                                      $ 97,441    $ 37,096  $354,864    $ 131,908
                                                                             ========    ========  ========    =========


Weighted average common shares outstanding                                    106,225      70,628   104,935       57,185
Effect of dilutive securities:
    Options to purchase common stock                                            1,245       1,321     1,629        1,076
    Convertible subordinated notes                                              5,664       5,664     5,664        4,546
                                                                             --------    --------  --------    ---------

Weighted average common shares outstanding - diluted                          113,134      77,613   112,228       62,807
                                                                             ========    ========  ========    =========


Earnings per share:
    Basic                                                                    $   0.89    $   0.49  $   3.29    $    2.16
    Diluted                                                                  $   0.86    $   0.48  $   3.16    $    2.10

Appendix - A(1)
Pro Forma Information

The historical consolidated financial summary and summary segment information for the three-months and year ended September 30, 2001, included in this press release, reflect only the results of AmeriSource Health Corporation, as predecessor to the Company, through August 29, 2001 and the results of AmerisourceBergen Corporation for the period from August 29, 2001 through September 30, 2001 (collectively, the "Historical Results"). In order to enhance comparability, the following schedules as well as the summary segment information include fiscal 2001 financial data on a pro forma basis. Within these schedules, pro forma refers to the Historical Results combined with the results of Bergen Brunswig Corporation through August 29, 2001. The pro forma information for fiscal 2001 has not been prepared in accordance with generally accepted accounting principles and does not represent consolidated results as if the merger had occurred at the beginning of the periods presented. To enhance comparability of financial information between fiscal years, the pro forma information for fiscal 2001 excludes the amortization of goodwill and special items related to the merger and environmental remediation and reflects the full allocation of Bergen Brunswig Corporation's former Corporate segment to the Pharmaceutical Distribution and PharMerica segments. The pro forma information is not necessarily indicative of the actual results which might have occurred had the operations and management of AmeriSource Health Corporation and Bergen Brunswig Corporation been combined at the beginning of fiscal 2001.

Appendix - A(2)

     AmerisourceBergen
     Pro forma combined condensed financial information
     (dollars in thousands)
     (unaudited)

     -------------------------------------------------------------------------------------------------------------------------------
                                                                            Fiscal Year Ended September 30, 2001
                                                        ----------------------------------------------------------------------------
                                                            First         Second        Third         Fourth       Fiscal Year (3)
                                                          Quarter (1)   Quarter (1)   Quarter (1)   Quarter (2)
     -------------------------------------------------------------------------------------------------------------------------------
     Operating revenue                                     $8,083,535    $8,467,976    $8,995,115    $9,052,684        $34,599,310
                                                        ============================================================================

     Gross profit                                          $  442,249    $  480,035    $  475,810    $  482,647        $ 1,880,741

     Distribution, selling and administrative (4)             293,608       303,730       295,462       304,703          1,197,503
     Depreciation                                              13,891        14,337        14,296        14,641             57,165
     Amortization (5)                                           1,553         1,140         1,270         1,427              5,390
                                                        ----------------------------------------------------------------------------

     Operating income                                      $  133,197    $  160,828    $  164,782    $  161,876        $   620,683
                                                        ============================================================================



     Gross profit to operating revenue                           5.47%         5.67%         5.29%         5.33%              5.44%
     Operating expenses to operating revenue                     3.82%         3.77%         3.46%         3.54%              3.64%
     Operating income to operating revenue                       1.65%         1.90%         1.83%         1.79%              1.79%

     (1) Represents the combination of AmeriSource Health Corporation's and Bergen Brunswig Corporation's previously reported financial information. (See discussion under Pro Forma Information Appendix - A(1)).

     (2) Represents the combination of AmerisourceBergen Corporation's financial information for the quarter ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from July 1, 2001 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).

     (3) Represents the combination of AmerisourceBergen Corporation's previously reported financial information for the fiscal year ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from October 1, 2000 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).

     (4) Excludes special items in the third and fourth quarters related to the merger and environmental remediation.

     (5) Excludes amortization of goodwill.

Appendix - A(3)

     AmerisourceBergen - Pharmaceutical Distribution
     Pro forma combined condensed financial information
     (dollars in thousands)
     (unaudited)

     -------------------------------------------------------------------------------------------------------------------------------
                                                                            Fiscal Year Ended September 30, 2001
                                                           -------------------------------------------------------------------------
                                                            First         Second        Third         Fourth       Fiscal Year (3)
                                                          Quarter (1)   Quarter (1)   Quarter (1)   Quarter (2)
     -------------------------------------------------------------------------------------------------------------------------------
     Operating revenue                                     $7,929,966    $8,335,337    $8,835,163    $8,885,145        $33,985,611
                                                           =========================================================================

     Gross profit                                          $  322,096    $  358,294    $  358,619    $  365,948        $ 1,404,957

     Distribution, selling and administrative (4), (5)        195,464       202,915       200,042       211,501            809,922
     Depreciation                                               9,426         9,962         9,916        10,278             39,582
     Amortization (6)                                           1,116           703           835           972              3,626
                                                           -------------------------------------------------------------------------

     Operating income                                      $  116,090    $  144,714    $  147,826    $  143,197        $   551,827
                                                           =========================================================================



     Gross profit to operating revenue                           4.06%         4.30%         4.06%         4.12%              4.13%
     Operating expenses to operating revenue                     2.60%         2.56%         2.39%         2.51%              2.51%
     Operating income to operating revenue                       1.46%         1.74%         1.67%         1.61%              1.62%



     (1) Represents the combination of AmeriSource Health Corporation's and Bergen Brunswig Corporation's previously reported financial information. (See discussion under Pro Forma Information Appendix - A(1)).

     (2) Represents the combination of AmerisourceBergen Corporation's financial information for the quarter ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from July 1, 2001 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).

     (3) Represents the combination of AmerisourceBergen Corporation's previously reported financial information for the fiscal year ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from October 1, 2000 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).

     (4) Excludes special items in the third and fourth quarters related to the merger and environmental remediation.

     (5) Expenses previously reported in the Corporate segment for Bergen Brunswig Corporation have been fully allocated to the Pharmaceutical Distribution and PharMerica segments for comparative purposes within this schedule.

     (6) Excludes amortization of goodwill.

Appendix - A(4)

     AmerisourceBergen - PharMerica
     Pro forma combined condensed financial information
     (dollars in thousands)
     (unaudited)

     -------------------------------------------------------------------------------------------------------------------------------
                                                                            Fiscal Year Ended September 30, 2001
                                                        ----------------------------------------------------------------------------
                                                            First         Second        Third         Fourth       Fiscal Year (3)
                                                          Quarter (1)   Quarter (1)   Quarter (1)   Quarter (2)
     -------------------------------------------------------------------------------------------------------------------------------
     Operating revenue                                     $  335,166    $  339,924    $  336,783    $  338,135        $ 1,350,008
                                                           =========================================================================

     Gross profit                                          $  120,153    $  121,741    $  117,191    $  116,699        $   475,784

     Distribution, selling and administrative (4), (5)         98,144       100,815        95,420        93,202            387,581
     Depreciation                                               4,465         4,375         4,380         4,363             17,583
     Amortization (6)                                             437           437           435           455              1,764
                                                           -------------------------------------------------------------------------

     Operating income                                      $   17,107    $   16,114    $   16,956    $   18,679        $    68,856
                                                           =========================================================================



     Gross profit to operating revenue                          35.85%        35.81%        34.80%        34.51%             35.24%
     Operating expenses to operating revenue                    30.74%        31.07%        29.76%        28.99%             30.14%
     Operating income to operating revenue                       5.10%         4.74%         5.03%         5.52%              5.10%



     (1) Represents the combination of AmeriSource Health Corporation's and Bergen Brunswig Corporation's previously reported financial information. (See discussion under Pro Forma Information Appendix - A(1)).

     (2) Represents the combination of AmerisourceBergen Corporation's financial information for the quarter ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from July 1, 2001 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).

     (3) Represents the combination of AmerisourceBergen Corporation's previously reported financial information for the fiscal year ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from October 1, 2000 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).

     (4) Excludes special items in the third and fourth quarters related to the merger and environmental remediation.

     (5) Expenses previously reported in the Corporate segment for Bergen Brunswig Corporation have been fully allocated to the Pharmaceutical Distribution and PharMerica segments for comparative purposes within this schedule.

     (6) Excludes amortization of goodwill.

Appendix - A(5)

     AmerisourceBergen - Intersegment Eliminations
     Pro forma combined condensed financial information
     (dollars in thousands)
     (unaudited)

     -------------------------------------------------------------------------------------------------------------------------------
                                                                            Fiscal Year Ended September 30, 2001
                                                        ----------------------------------------------------------------------------
                                                            First         Second        Third         Fourth       Fiscal Year (3)
                                                          Quarter (1)   Quarter (1)   Quarter (1)   Quarter (2)
     -------------------------------------------------------------------------------------------------------------------------------
     Operating revenue                                      ($181,597)    ($207,285)    ($176,831)    ($170,596)         ($736,309)
                                                           =========================================================================

     Gross profit                                                  $0            $0            $0            $0                 $0

     Distribution, selling and administrative                       -             -             -             -                  -
     Depreciation                                                   -             -             -             -                  -
     Amortization                                                   -             -             -             -                  -
                                                           -------------------------------------------------------------------------

     Operating income                                              $0            $0            $0            $0                 $0
                                                           =========================================================================



     (1) Represents the combination of AmeriSource Health Corporation's and Bergen Brunswig Corporation's previously reported financial information. (See discussion under Pro Forma Information Appendix - A(1)).

     (2) Represents the combination of AmerisourceBergen Corporation's financial information for the quarter ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from July 1, 2001 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).

     (3) Represents the combination of AmerisourceBergen Corporation's previously reported financial information for the fiscal year ended September 30, 2001, and Bergen Brunswig Corporation's historical financial information for the period from October 1, 2000 to August 29, 2001. (See discussion under Pro Forma Information Appendix - A(1)).